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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                          RIGHTNOW TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                   81-0503540
            (State of incorporation                (I.R.S. Employer
            or organization)                       Identification No.)

            77 Discovery Drive
            Bozeman, Montana                              59718
    (Address of principal executive offices)           (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.[_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.[_]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[x]

Securities Act registration statement file number to which this Form relates:
333-35290

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class            Name of each exchange on which
           to be so registered            each class is to be registered

            Not Applicable                      Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.001 par value
                                (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

   The description of the Common Stock, $.001 par value, of RightNow Technologies, Inc. (the "Company") that is included in the Description of Capital Stock section of the Company's registration statement on Form S-1 (File No. 333-35290), as amended, which registration statement was initially filed on April 20, 2000, is hereby incorporated herein by reference.

Item 2.   Exhibits.
          --------

         Number    Description
         ------    -----------

         3.1*      Certificate of Incorporation of the Company

         3.2*      Bylaws of the Company.

         4.1*      Specimen of Common Stock Certificate.

         4.2* Investors' Rights Agreement dated December 13, 1999, between RightNow Technologies, Inc. and the investors listed on Exhibit A thereto.

* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-35290).

                                      -1-
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  August 11, 2000              RIGHTNOW TECHNOLOGIES, INC.


                                    /s/ Greg R. Gianforte
                                    ----------------------------
                                    Greg R. Gianforte
                                    Chief Executive Officer

                                      -2-
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                                 EXHIBIT INDEX
                                 -------------

Number    Description
------    -----------

3.1*    Certificate of Incorporation of the Company.

3.2*    Bylaws of the Company.

4.1*    Specimen of Common Stock Certificate.

4.2* Investors' Rights Agreement dated December 13, 1999, between RightNow Technologies, Inc. and the investors listed on Exhibit A thereto.

* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-35290).